UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 17, 2024

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1099 Alakea Street, Suite 2200, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 1.01. Entry into a Material Definitive Agreement.
As described in more detail below, on May 17, 2024, Hawaiian Electric Company, Inc. (Hawaiian Electric), through a special-purpose subsidiary, entered into an asset-based lending facility (ABL Facility) credit agreement (ABL Credit Facility Agreement) with several banks, which, subject to the limitations and conditions set forth in such agreement, including approval by the Public Utilities Commission of the State of Hawaii (PUC), allows borrowings of up to $250 million on a revolving basis using certain accounts receivable as collateral.
Under the arrangement, Hawaiian Electric entered into ABL Credit Facility Agreement through HE AR BRWR LLC (the Borrower), an indirect, wholly owned subsidiary of Hawaiian Electric, with Barclays Bank PLC (Barclays) as Administrative Agent, Funding Agent, and Collateral Agent, Wells Fargo Bank, National Association (Wells Fargo) as Co-Collateral Agent, and each of Barclays, Wells Fargo and First Citizens Bank & Trust Company (collectively, the Lenders). Pursuant to the ABL Credit Facility Agreement, the Lenders thereunder agreed to extend credit to the Borrower in the form of two asset-based revolving credit sub-facilities with an aggregate principal amount of $250 million.
In connection with the ABL Credit Facility Agreement, Hawaiian Electric, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc., (individually and collectively, the Originators) entered into a purchase and contribution agreement, dated May 17, 2024, with HE AR INTER LLC (Intermediate SPV), a wholly owned direct subsidiary of Hawaiian Electric and direct parent of the Borrower, and the Intermediate SPV entered into a purchase and contribution agreement, dated May 17, 2024, with the Borrower, (collectively, the Purchase Agreements). The Originators, under the terms of the Purchase Agreements, will sell substantially all of their accounts receivable from the sale of electricity to their electric utility customers and certain related rights (together, the Receivables) to the Intermediate SPV, which in turn will sell the Receivables to the Borrower. Hawaiian Electric will service the Receivables that are sold under the Purchase Agreements. Under the ABL Credit Facility Agreement, the Borrower may obtain loans secured by the Receivables from the Lenders. In effect, draws from the ABL Facility will provide Hawaiian Electric with access to cash advances prior to collections of the Receivables. Additionally, in connection with the ABL Credit Facility Agreement, the Borrower has granted to Barclays, as collateral agent for the Lenders, a first priority security interest in the Receivables, any related collections and substantially all of the Borrower’s other assets, and Intermediate SPV has granted to Barclays, as collateral agent for the Lenders, a first priority security interest in its membership interest in the Borrower and in the deposit accounts into which the proceeds of the Receivables are paid.
The aggregate amount of loans permitted to be made to the Borrower under the ABL Credit Facility Agreement may not exceed a borrowing base consisting of the lesser of: (i) the aggregate amount of commitments or (ii) the sum of specified percentages of eligible residential or non-residential Receivables, minus certain availability reserves.
The Borrower will be able to designate each loan under the ABL Credit Facility Agreement as a short-term or long-term loan. Proceeds from short-term loans made under the ABL Credit Facility Agreement and any collections on Receivables not used to service any debt or other obligations under the ABL Credit Facility Agreement would be remitted to Hawaiian Electric to be used for working capital and other general corporate purposes, and proceeds from long-term loans made under the ABL Credit Facility Agreement would be remitted to Hawaiian Electric to be used for capital projects or other purposes for which Hawaiian Electric is permitted to use long-term borrowings under applicable law
Under the ABL Credit Facility Agreement, loans will bear interest at a rate per annum equal to, at the Borrower’s option, either (a) adjusted Term Secured Overnight Financing Rate (SOFR) plus a margin of 2.00% to 3.00% or (b) a base rate plus a margin of 1.00% to 2.00%, in each case depending on revolving line utilization, which margins are subject to up to two 0.25% step-downs based upon achievement of specified credit ratings by Hawaiian Electric. Additionally, the ABL Credit Facility Agreement contains certain customary representations and warranties and affirmative and negative covenants, including, but not limited to, limitations on indebtedness, liens, fundamental changes, restricted payments, and a springing minimum fixed charge coverage ratio based on availability. The ABL Credit Facility Agreement also contains customary events of default, after which the Lenders may terminate the ABL Credit Facility and accelerate any outstanding loans, including, among other things, failure to pay when due, covenant defaults, material inaccuracy of representations and warranties, certain adverse judgments, a change of control, cross-defaults to other indebtedness of the Borrower, Intermediate SPV or the Originators and bankruptcy and insolvency proceedings.
Hawaiian Electric has filed an application with the PUC for approval to (i) sell accounts receivable, and (ii) establish a long-term credit facility. The first approval would allow the ABL Credit Facility Agreement to become effective for 364 days and the second approval would extend the term of the ABL Credit Facility Agreement from 364 days to three years. The ABL Credit Facility Agreement has an initial term of 364 days, with an automatic extension to three years upon receipt of the second PUC approval, with three separate options to extend one additional year, subject to the consent of the Lenders.
The ABL Credit Facility Agreement is currently under review by the PUC and will be terminated if Hawaiian Electric’s request for PUC approval is denied.
The foregoing description of the ABL Credit Facility Agreement does not purport to be a complete description of the ABL Credit Facility Agreement and is qualified in its entirety by reference to the full text of the ABL Credit Facility Agreement, and the Purchase Agreements, which are attached as exhibits hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated herein by reference.

HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s (ASB) press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at hpuc.my.site.com/cdms/s to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	ABL Credit Agreement, dated May 17, 2024, among HE AR BRWR LLC, as Borrower, the Lenders (as defined in the agreement), Barclays Bank PLC, as Administrative Agent, Funding Agent and Collateral Agent, Wells Fargo Bank, National Association as Co-Collateral Agent.
10.2
Purchase and Contribution Agreement among Hawaiian Electric Company, Inc., Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc, as Originators, Hawaiian Electric Company, Inc., as Servicer, and HE AR INTER LLC, as Buyer, dated May 17, 2024.

10.3	Borrower Purchase and Contribution Agreement among HE AR INTER LLC, as Seller, Hawaiian Electric Company, Inc., as Servicer, and HE AR BRWR LLC, as Buyer, dated May 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President,	Senior Vice President,
Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer

Date: May 23, 2024	Date: May 23, 2024

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